                         CALIFORNIA COMMERCIAL BANKSHARES
                               RESTATED AND AMENDED
                              1982 STOCK OPTION PLAN


   This Restated and Amended 1982 Stock Option Plan is effective as of May 22, 1986 and incorporates and supersedes the original 1982 Stock Option Plan dated October 28, 1982 and the amendments to the 1982 Stock Option Plan adopted by the Board of Directors on January 26, 1983, and by the Board of Directors on January 30, 1986 and approved at the Annual Meeting of the Shareholders on May 22, 1986.

   1. PURPOSE.

      The Plan is intended to compensate certain of the organizers of the Corporation, for services rendered on behalf of the Corporation and its subsidiary, National Bank of Southern California (In Organization) in connection with the formation and organization of each, and to provide incentive to key employees of the Corporation and its present and future Subsidiaries, to encourage proprietary interest in the Corporation, to encourage such key employees to remain in the employ of the Corporation and its Subsidiaries and to attract new employees with outstanding qualifications.

   2. DEFINITIONS.

      (a)   "BOARD" shall mean the Board of Directors of the Corporation.

      (b)   "CODE" shall mean the Internal Revenue Code of 1954, as amended.

      (c) "COMMITTEE" shall mean the committee appointed by the Board in accordance with Section 4 of the Plan.

      (d) "COMMON STOCK" shall mean the Common Stock, without par value, of the Corporation.

      (e) "CORPORATION" shall mean California Commercial Bankshares, a California corporation.

      (f) "DISABILITY" shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

      (g) "EMPLOYEE" shall mean an individual who is employed (within the meaning of Code Section 3121(d) and the regulations thereunder) by the Corporation or a Subsidiary.


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

      (h) "EXERCISE PRICE" shall mean the price per Share of Common Stock, determined by the Committee or as set forth in this Plan, at which an Option may be exercised.

      (i) "FAIR MARKET VALUE" shall mean the value of one (1) Share of Common Stock, determined as follows:

                  (1) If the Shares are traded on an exchange, the price at which Shares traded at the close of business on the date of valuation;

                  (2) If the Shares are traded over-the-counter on the NASDAQ System, the mean between the bid and asked prices on said System at the close of business on the date of valuation; and

                  (3) If neither (1) nor (2) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

      (j)   "INCENTIVE STOCK OPTION" shall mean an option described in
Section 422A(b) of the Code.

      (k) "NONSTATUTORY STOCK OPTION" shall mean an option not described in Sections 422(b), 422A(b), 423(b) or 424(b) of the Code.

      (l)   "OPTION" shall mean any stock option granted pursuant to the Plan.

      (m) "OPTION AGREEMENT" shall mean the written agreement setting forth the terms of the Nonstatutory Stock Option or the Incentive Stock Option.

      (n) "OPTIONEE" shall mean an Employee or an organizer who has received an Option pursuant to the Plan.

      (o) "PLAN" shall mean this California Commercial Bankshares Restated and Amended 1982 Stock Option Plan, as it may be amended from time to time.

      (p) "PURCHASE PRICE" shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

      (q) "RETIREMENT" shall mean the voluntary termination of employment by an Employee upon the attainment of age sixty-five (65) and the completion of not less than ten (10) years of service with the Corporation or a Subsidiary.

      (r) "SHARE" shall mean one (1) share of Common Stock, adjusted in accordance with Section 10 of the Plan (if applicable).

      (s) "SUBSIDIARY" shall mean any corporation at least fifty percent (50%) of the total combined voting power of which is owned by the Corporation or by another Subsidiary of the Corporation.

   3. EFFECTIVE DATE.

      The Plan was adopted by the Board effective October 28, 1982, subject to the approval of the Corporation's stockholders pursuant to Section 14 hereof.

   4. ADMINISTRATION.

      The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three (3) members of the Board; provided, however, no director who is also an officer may be a member of the Committee or participate in the Board's decision as to which of its members shall serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Committee as Chairman. The Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

      The Committee shall from time to time at its discretion select the Employees who are to be granted Incentive Stock Options and determine the number of shares to be optioned to each Optionee. The interpretation and construction by the Committee of any provisions of the Plan regarding Incentive Stock Options or of any Incentive Stock Option granted thereunder shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to any Incentive Stock Option under the Plan.

   5. PARTICIPATION.

      (a)   ELIGIBILITY.

            (i) The Optionee granted an Incentive Stock Option shall be any Employee, including officers who are also directors, selected by the Committee subject to the terms and conditions of (b) below.

            (ii) Each of Dale E. Boyer, Phillip L. Bush, Michael J. Gertner, James W. Hamilton, Farrell G. Hinkle, Robert L. McKay and Elizabeth A. Sanders, constituting all of the members of the initial Board who are not also Employees of the Corporation, shall be granted a Nonstatutory Stock Option for six thousand (6,000) Shares. Thereafter, persons who are serving as directors of the Company and who are not Employees may be granted additional Nonstatutory Stock Options from time to time in accordance with this Plan. Nonstatutory Stock Options may be granted to an Employee who would be eligible to receive Incentive Stock Options under Section 5(a) above, except for the limitation on annual awards of Incentive Stock Options set forth in Section 8 hereof. Nonstatutory Stock Options granted to Employees pursuant to this provision shall be on all the same terms and provisions as Incentive Stock Options, except for the sequential exercise provisions required by Section 7(m) hereof.

     (b) TEN-PERCENT SHAREHOLDERS.

      An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of the outstanding stock of the Corporation, its parent or any of its Subsidiaries shall not be eligible to receive an Incentive Stock Option unless (i) the Exercise Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

     (c) STOCK OWNERSHIP.

      For purposes of (b) above, in determining stock ownership, an Optionee shall be considered as owning the shares owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Shares with respect to which such Optionee holds an Option shall not be counted.

     (d) OUTSTANDING STOCK.

      For purposes of (b) above, "outstanding stock" shall include all Common Stock actually issued and outstanding on the date of the grant of the Option to the Optionee. "Outstanding Stock" shall not include Shares authorized for issue under outstanding Options held by the Optionee or by any other person.

   6. STOCK.

      The Shares subject to Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed Two Hundred Fifty Thousand (250,000). The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made subject to an Option. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified therein.

   7. TERMS AND CONDITIONS OF OPTIONS.

      (a)  STOCK OPTION AGREEMENTS.

           Options shall be evidenced by and exercised in accordance with the terms of Option Agreements in such form as the Committee shall from time to time determine. The Option Agreements shall comply with and be subject to the terms and conditions set forth below.

      (b)  OPTIONEE'S UNDERTAKING.

           Each Optionee of an Incentive Stock Option shall agree to remain in the employ of the Corporation or a Subsidiary and to render services for a period of two (2) years from the date of the granting of such Option, but such Option Agreement shall not impose upon the Corporation or its Subsidiaries any obligation to retain the Optionee in their employ for any period.

      (c)  NUMBER OF SHARES.

           Each Option Agreement shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

      (d)  EXERCISE PRICE.

           Each Option Agreement shall state the Exercise Price. The Exercise Price in the case of any Incentive Stock

Option shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant and, in the case of an Incentive Stock Option granted to an Optionee described in Section 5(b) hereof, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. The Exercise Price in the case of the initial Nonstatutory Stock Options to be granted to the named individuals pursuant to Section 5(a)(ii) hereof shall be Ten Dollars ($10.00) per share. The exercise price of Nonstatutory Stock Options subsequently granted pursuant to Section 5(a)(ii) shall not be less than the Fair Market Value on the date of grant.

      (e)  MEDIUM AND TIME OF PAYMENT.

           The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option or, at the election of the Optionee, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, so long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price.

           In the event the Corporation determines that it is required to withhold State or Federal income tax as a result of the exercise of an Option, an Optionee may be required, as a condition to the exercise thereof, to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

      (f)  TERM AND NONTRANSFERABILITY OF OPTIONS.

           Each Option Agreement shall state the time or times when all or part of the Option becomes exercisable. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted, and no Incentive Stock Option granted to an Optionee described in Section 5(b) hereof shall be exercisable after the expiration of five (5) years from the date it was granted. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. Any attempt by Optionee during Optionee's lifetime to assign or transfer the Option shall be null and void. In the event of the Optionee's death, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution. The Nonstatutory Stock Options to be granted pursuant to the first sentence of Section 5(a)(ii) above shall be exercisable immediately following approval of the Plan by a majority of the Corporation's shareholders and shall terminate if not exercised prior to ten (10) years following the date of grant of the Nonstatutory Stock Options. Nonstatutory Stock Options granted pursuant to the second sentence of Section 5(a)(ii) above shall be exercisable immediately upon grant and shall terminate if not exercised prior to ten (10) years following the grant thereof.

      (g)  TERMINATION OF EMPLOYMENT (EXCEPT BY DEATH, DISABILITY OR
RETIREMENT).

           If an Optionee ceases to be an Employee for any reason other than his or her death, Disability or Retirement, such Optionee shall have the right, subject to the restrictions of Subsection (f) above, to exercise an Incentive Stock Option at any time within three (3) MONTHS AFTER TERMINATION OF EMPLOYMENT, but only to the extent that, at the date of termination of employment, the optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Incentive Stock Option Agreement and had not previously been exercised. The foregoing notwithstanding, if the Optionee was terminated for cause (as defined in the applicable Incentive Stock Option Agreement) any Option not exercised in full prior to such termination shall be cancelled; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, reinstate the cancelled Options by giving written notice of such reinstatement to the Optionee. In the event of reinstatement of such Option, the Optionee may exercise the Option in the same manner as if such termination had occurred for a reason other than for cause.

           For this purpose, the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee). The foregoing notwithstanding, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the date which is three (3) months after the Optionee ceased active employment, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

      (h)  DEATH OF OPTIONEE.

           If an Optionee dies while an Employee, or after ceasing to be an Employee but during the period while he or she could have exercised an Incentive Stock Option under this Section 7, or if an Optionee to whom a Nonstatutory Stock Option has been granted pursuant to Section 5(a)(ii) above dies, and the Optionee has not fully exercised the Option, prior to his or her death, then the Option may be exercised in full, subject to the restrictions of Subsection (f) above, at any time within twelve (12) months after the Optionee's death by the executors or administrators of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

      (i)  DISABILITY OF OPTIONEE.

           If an Optionee ceases to be an Employee by reason of Disability, such Optionee shall have the right, subject to the restrictions of Subsection
(f) above, to exercise an Incentive Stock Option at any time within twelve
(12) months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Incentive Stock Option Agreement and had not previously been exercised.

      (j)  RETIREMENT OF OPTIONEE.

           If an Optionee ceases to be an Employee by reason of Retirement, such Optionee shall have the right, subject to the restrictions of Subsection
(f) above, to exercise an Incentive Stock Option at any time within three (3) months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Incentive Stock Option Agreement and had not previously been exercised.

      (k)  RIGHTS AS A STOCKHOLDER.

           An Optionee, or a permitted transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 10 hereof.

      (l)  MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.

           Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Incentive Stock Options or accept the cancellation of outstanding Incentive Stock Options (to the extent not previously exercised) for the granting of new Incentive Stock Options in substitution therefor. The foregoing notwithstanding, no modification of an Incentive Stock Option shall, without the written consent of the Optionee, alter or impair any rights or obligations under any Incentive Stock Option previously granted. The Nonstatutory Stock Options may not be modified or amended without approval of a majority of the Corporation's shareholders.

      (m)  SEQUENTIAL EXERCISE.

           An Incentive Stock Option (a "New Option") shall not be exercisable with respect to all or any part of the Shares subject thereto while there is outstanding any other Incentive Stock Option ("Old Options") granted to the Optionee (under this Plan or otherwise) prior to the grant of a New

Option, to purchase any Shares of the Corporation or of a parent or Subsidiary of the Corporation, or of any predecessor corporation. OLD OPTIONS MUST BE EXERCISED IN THE ORDER IN WHICH THEY WERE GRANTED. For purposes of the preceding sentence, an Incentive Stock Option shall be treated as "outstanding" until such Option is exercised in full or expires by reason of the lapse of time.

   (n)   OTHER PROVISIONS.

         The Incentive Stock Option Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Incentive Stock Option) as the Committee shall deem advisable.

   8. LIMITATION ON ANNUAL AWARDS.

      (a)  GENERAL RULE.

      The aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares for which any Optionee may be granted Incentive Stock Options in any calendar year under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries shall not exceed the sum of (i) $100,000 plus (ii) any Unused Limit Carryover(s) to such year.

      (b)  CARRYOVERS.
      For the purposes of Subsection (a) immediately above, an "Unused Limit Carryover" shall arise only in a calendar year commencing after December 31, 1980, and shall be equal to one half of the excess of (i) $100,000 over (ii) the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares for which the Optionee is granted Incentive Stock Options in such year under this Plan or under any other plan maintained by the Corporation, its parent or any Subsidiary. The Unused Limit Carryover arising in any calendar year may be carried over to any of the three (3) consecutive calendar years next following such year, but only to the extent not used in an earlier calendar year. The value of the Shares for which Options are granted in any calendar year shall be applied first against the basic $100,000 limit for such year and then against any Unused Limit Carryovers which may be carried over to such year in the order of the calendar years in which such carryovers arose.

   9. TERM OF PLAN.
      Incentive Stock Options and Nonstatutory Stock Options may be granted pursuant to the Plan until the expiration of the Plan on October 27, 1992.

   (10)  RECAPITALIZATIONS.
         Subject to any required action by the Corporation's stockholders, the number of Shares covered by the Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares affected, without receipt of consideration by the Corporation.

         Subject to any required action by the Corporation's stockholders, if the Corporation is the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the number of Shares to which a holder of the Option had the right to exercise the Option adjusted for any change in the number of Shares to which such Option then applies as a result of such merger or consolidation. A dissolution of liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation shall, following adoption by the required number of stockholders, cause each outstanding Option to become immediately exercisable as to all unexercised Shares. All Options not exercised in accordance with the terms of the applicable Option Agreement within ten (10) days following such


                                     -18
stockholder approval shall terminate unless the agreement of merger or consolidation otherwise provides.

           To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments with regard to Incentive Stock Options shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

           Except as expressly provided in this Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation. Any issue by the Corporation, of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option.

           The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

   11.   SECURITIES LAW REQUIREMENTS.

         (a)  LEGALITY OF ISSUANCE.

              No Shares shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

                  (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933, as amended (the "Act"), or to perfect an exemption from the registration requirements thereof;

                  (ii) any applicable listing requirements of any stock exchange on which the Common Stock is listed have been satisfied; and

                  (iii) any other applicable provisions of state or federal law have been satisfied.

         (b)  RESTRICTIONS ON TRANSFER; REPRESENTATIONS OF OPTIONEE; LEGENDS.

              Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corportion and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legnend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

         "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ('ACT'). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

            Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons.

      (c)   REGISTRATION OR QUALIFICATION OF SECURITIES.

            The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the sale of Shares under the Plan to comply with any law.

      (d)   EXCHANGE OF CERTIFICATE.

            If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

   12.  AMENDMENT OF THE PLAN.

        The Committee may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Corporation's stockholders, no such revision or amendment shall:

      (a)   increase the number of Shares subject to the Plan;

      (b) change the designation in Section 5 hereof with respect to the classes of persons eligible to receive Options;

      (c)   amend this Section 12 to defeat its purpose; or

      (d) change any provision of the Plan which would affect the qualification as an Incentive Stock Option within the meaning of Section 442A of the Code of any Option granted as an Incentive Stock Option under the Plan.

   13.   APPLICATION OF FUNDS.

         The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

   14.   APPROVAL OF STOCKHOLDERS.

         The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the first annual meeting of stockholders of the Corporation following the adoption of the Plan, and in no event later than October 27, 1983. Prior to such approval, Options may be granted but shall not be exercisable. Any amendment described in Section 12, and any modification of the Nonstatutory Stock Options granted pursuant to the first sentence of
Section 5(a)(ii) above, shall also be subject to approval by a majority of the Corporation's stockholders.

   15.   EXECUTION.

         To record the adoption of the Plan by the Board on October 28, 1982, and the adoption of amendments thereto by the Board on January 26, 1983 and January 30, 1986 and approved by the Shareholders on May 22, 1986, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.

                                    CALIFORNIA COMMERCIAL BANKSHARES,
                                    a California corporation.

                                    By ______________________________________
                                       William H. Jacoby, President

                                    By ______________________________________
                                       Phillip L. Bush, Secretary


                                [SEAL]